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                                                                    EXHIBIT 99.1
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[PS GROUP LOGO]

FOR IMMEDIATE RELEASE
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                        PS GROUP 1996 ANNUAL MEETING OF
                       STOCKHOLDERS ADJOURNED TO JUNE 5



     SAN DIEGO, CA -- May 28, 1996. PS Group, Inc. (NYSE Symbol:PSG) announced today that, as anticipated in its May 21, 1996 press release, its 1996 Annual Meeting of Stockholders convened today was adjourned until 10:00 a.m. local time, on June 5, 1996 at the Sheraton Grande Hotel in Los Angeles. At the adjourned meeting, stockholders will vote on the election of the two Board nominees for election as directors and vote on the company's pending reorganization plan. By reason of previously announced commitments of several stockholders, the election of the nominees and the approval of the reorganization is expected.

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                                    CONTACT:

LAWRENCE A. GUSKE                                  DANIEL H. BURCH
PS GROUP, INC.                                     MACKENZIE PARTNERS, INC.
(619)642-2982                                      (212)929-5749